ML Capital Group, Inc., (otcqb:MLCG) announced today that it has signed a Letter of Intent to acquire 51 percent ownership of Zenetek, LLC., a mobile apps development firm in Southern California with development facilities in Saigon, Vietnam. The purpose of this joint venture/acquisition is to develop Social Media/Mobile Apps for the Medical Marijuana industry. These new specialized apps will enable prescribed patients much needed information to make a better decision on whether or not cannabis is an appropriate treatment option, and access to local resources. Together, both companies have set up a new offshore software development facility in Saigon, providing hardware/software leasing arrangements and deploying high level account executives and project managers to oversee the entire projects operation from start to finish. Concurrently, ML Capital will provide marketing, finance, accounting and administrative support.

Management believes mobile apps developers from Vietnam and China have been playing a dominant role in designing and developing some of the world's finest mobile applications. With many social media sites coming out on a regular basis, mobile apps programming will lend itself as a must-have and complementary tool to attract its visitors and retain logins and memberships.

"We are very pleased to launch this joint venture with ML Capital. Our development team is very excited about our new, unique technology for the Social Media Networking market in the medical marijuana space. We plan aggressive marketing campaign upon launch, and to be competitive with other healthcare-related major social media networks. Our association with ML Capital will certainly amplify our launch," comments Ken To, Zenetek's CEO.

"We are very excited about our extraordinary opportunity working with Zenetek to capture a significant share of the fast-growing medical marijuana apps development market," said Lisa Nelson, ML Capital's CEO. "This opportunity comes at a strategic time for us to showcase our portfolio talents as well as nurturing Zenetek into a dominant force in the medical marijuana apps development."

"With the explosive growth of medical marijuana platforms on the smart phones and Internet, users are increasingly demanding quality online resources that are interactive, fun and challenging. Zenetek's new technology answers that call and more," Lisa Nelson concluded.

About ML Capital Group, Inc.

ML Capital Group, Inc.'s primary business consists of providing management, financial and strategic consulting services designed to advance and improve an organization's ability to conduct its business more effectively and to foster sales growth. The Company helps clients to build effective personnel teams, enhance their sales and marketing strategies, streamline their operations and maximize their profitability.

About Zenetek LLC. (http://www.zenetek.com) Zenetek, with a total of 10 full-time employees and consultants. Zenetek's management team consists of experienced marketing, software development, and finance personnel, with over 50 years combined experience in all aspects of software development. The Marketing Director and Founder of Zenetek has over 25 years of experience in software development, having personally secured and executed over $75 million in contracts from prior IT consulting projects with a number of US States, major metropolitan US cities, and Fortune 500 and 'Blue-Chip' companies. Zenetek has a variety of ongoing initiatives ranging from standard development to iPhone and Android Application Development.

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